Exhibit 99.1

Contacts:

For investors:	Robert C. Weiner	For media:	Brian C. Kosoy
	Vice President, Investor Relations		Public Relations
	904-332-3287		904-332-4175

PSS WORLD MEDICAL REPORTS RESULTS FOR

FISCAL YEAR 2009 SECOND QUARTER

Second Quarter Highlights:

•	Consolidated net sales growth of 7.4%

•	Physician Business net sales growth of 6.7%

•	Elder Care Business net sales growth of 8.5%

•	Consolidated income from operations of $24.5 million

•	Consolidated operating margin of 5.0%

•	Physician Business operating margin growth of 120 basis points to 7.7%

•	Elder Care Business operating margin growth of 50 basis points to 5.6%

•	Consolidated earnings per diluted share of $0.23

•	Consolidated cash flow from operations of $38.6 million

Jacksonville, Florida (October 22, 2008) – PSS World Medical, Inc. (NASDAQ GS:PSSI) announced today its results for the fiscal 2009 second quarter and six months ended September 26, 2008.

David A. Smith, Chairman and Chief Executive Officer, commented, “Our performance reflects the connection of our customer solutions and turbulent times. We continue to see strong acceptance and appreciation of our value, programs and people.

The physician business in the Gulf Coast region was interrupted by Hurricanes Ike and Gustav. Even with the loss of revenue and profit both businesses exceeded their earnings plans.”

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PSSI Reports Results For Fiscal Year 2009 Second Quarter

October 22, 2008

Net sales for the three months ended September 26, 2008, were $491.6 million, an increase of 7.4%, compared with net sales of $457.9 million for the three months ended September 28, 2007. Net sales for the three months ended September 26, 2008, for the Physician Business increased by 6.7%, while net sales for the Elder Care Business increased by 8.5%. Income from operations for the three months ended September 26, 2008, was $24.5 million compared with income from operations for the three months ended September 28, 2007, of $24.5 million. Net income for the three months ended September 26, 2008, was $13.9 million, or $0.23 per diluted share, compared with net income for the three months ended September 28, 2007, of $14.5 million, or $0.22 per diluted share.

The Company noted that operating results for the second quarter of fiscal year 2008 (prior year) benefited from a $0.04 per diluted share reduction of primarily long-term management incentive program accruals recorded in the three months ended September 28, 2007.

Net sales for the six months ended September 26, 2008, were $963.8 million, an increase of 7.5%, compared with net sales of $896.8 million for the six months ended September 28, 2007. Net sales for the six months ended September 26, 2008, for the Physician Business increased by 7.5%, while net sales for the Elder Care Business increased by 7.2%. Income from operations for the six months ended September 26, 2008, was $42.5 million compared with income from operations for the six months ended September 28, 2007, of $39.0 million. Net income for the six months ended September 26, 2008, was $24.2 million, or $0.39 per diluted share, compared with net income for the six months ended September 28, 2007, of $23.2 million, or $0.34 per diluted share.

David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “This quarter marked solid progress in our business strategies, with both businesses showing profitable growth. The Physician business grew operating income by 25% and the Elder Care business grew operating income by 21%. We also significantly strengthened our financial position, with the successful $230 million convertible debt offering and with the generation of over $38 million of operating cash flow in the quarter. The Company is well positioned to not only weather the current economic uncertainties, but to also take advantage of opportunities that present themselves in this environment.”

A listen-only simulcast as well as a 90-day online replay of PSS World Medical’s fiscal year 2009 second quarter conference call can be found in the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations,” or at www.opencompany.info, on October 23, 2008, beginning at 8:30 a.m. Eastern time.

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PSSI Reports Results For Fiscal Year 2009 Second Quarter

October 22, 2008

The Company has today filed with the SEC a Form 8-K that includes a copy of this press release and its related Fiscal Year 2009 Second Quarter Financial Workbook, which contains GAAP and non-GAAP financial measures, and is available on the Company’s website, www.pssworldmedical.com. Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations.” If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Certain statements in this release are “forward-looking statements” made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “expect,” “may,” “will,” “should,” “believe,” “plan,” “anticipate,” and “estimate” among others. These statements involve a number of risks and uncertainties, many of which are outside the control of the Company. Actual results may differ materially from those identified in the forward-looking statements. Among the factors that could cause results to differ materially are the following: fluctuating demand for our products and services; the weakening of national and global economic conditions, including our and our customers’ ability to obtain financing; the introduction of new products and services offered by us and our competitors; proper functioning of our data processing systems; our ability to carry out our global sourcing strategy; pricing pressures on large national and regional accounts and GPOs; customer credit quality and our ability to collect our accounts receivable; our ability to compete with other medical supply companies and direct manufacturers; multi-tiered cost structures where certain institutions can obtain more favorable prices for medical products than us; our ability to maintain relationships with our suppliers and customers; our ability to retain sales reps and key management; our ability to execute our growth strategy; increased operating costs, including fuel prices; risks involved in maintaining a large amount of inventory; we may not successfully execute our acquisition strategy; our indebtedness may limit our ability to obtain additional financing or react to market conditions; we face litigation and product liability exposure; weather-related events such as hurricanes may disrupt our and our customers’ business; we may be deemed to infringe other persons intellectual property; our business is subject to numerous federal, state and foreign laws and regulations, including state pedigree laws and regulations; general business competitive and economic factors and conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. PSS assumes no obligation to update the information in this release except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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PSSI Reports Results For Fiscal Year 2009 Second Quarter

October 22, 2008

PSS WORLD MEDICAL, INC.

Unaudited Condensed Consolidated Statement of Operations

(in millions, except per share and share data)

	Three Months Ended		Six Months Ended
	Sept. 26, 2008	Sept. 28, 2007	Sept. 26, 2008	Sept. 28, 2007
Net sales	$491.6	$457.9	$963.8	$896.8
Cost of goods sold	344.3	325.4	677.6	636.6

Gross profit	147.3	132.5	286.2	260.2
General and administrative expenses	90.6	77.3	180.2	160.9
Selling expenses	32.2	30.7	63.5	60.3

Income from operations	24.5	24.5	42.5	39.0

Other (expense) income:
Interest expense	(2.9)	(1.5)	(4.6)	(2.9)
Interest and investment income	0.8	0.1	1.0	0.6
Other income	0.5	0.5	1.1	1.1

	(1.6)	(0.9)	(2.5)	(1.2)

Income before provision for income taxes	22.9	23.6	40.0	37.8
Provision for income taxes	9.0	9.1	15.8	14.6

Net income	$13.9	$14.5	$24.2	$23.2

Earnings per share – basic	$0.23	$0.22	$0.40	$0.35

Earnings per share – diluted	$0.23	$0.22	$0.39	$0.34

Weighted average shares (in thousands):
Basic	59,941	65,806	60,472	66,300
Diluted	60,921	67,067	61,322	67,916

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PSSI Reports Results For Fiscal Year 2009 Second Quarter

October 22, 2008

PSS WORLD MEDICAL, INC.

Unaudited Condensed Consolidated Balance Sheets

(in millions except share data)

	Sept. 26, 2008	March 28, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$226.0	$21.1
Accounts receivable, net	240.8	237.2
Inventories	199.3	190.8
Deferred tax assets, net	—	10.5
Prepaid expenses and other	22.3	48.8

Total current assets	688.4	508.4

Property and equipment, net	95.9	90.7

Other Assets:
Goodwill and intangibles, net	136.7	137.0
Other	121.7	78.7

Total assets	$1,042.7	$814.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$149.7	$135.9
Accrued expenses	50.8	46.1
Current portion of long-term debt (1)	151.1	151.0
Revolving line of credit	50.0	70.0
Deferred tax liabilities	5.5	—
Other	8.7	11.9

Total current liabilities	415.8	414.9
Long-term debt, excluding current portion	232.3	0.7
Other noncurrent liabilities	64.7	64.2

Total liabilities	712.8	479.8

Shareholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 150,000,000 shares authorized, 60,423,296 and 61,847,679 shares issued and outstanding at September 26, 2008 and March 28, 2008, respectively	0.6	0.6
Additional paid-in capital	162.6	195.7
Retained earnings	160.9	136.7
Accumulated other comprehensive income	5.8	2.0

Total shareholders’ equity	329.9	335.0

Total liabilities and shareholders’ equity	$1,042.7	$814.8

(1)	During the first quarter of fiscal year 2009, the Company corrected the classification of the Company’s $150 million 2.25% senior convertible notes at March 28, 2008 from long-term to short-term debt.

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PSSI Reports Results For Fiscal Year 2009 Second Quarter

October 22, 2008

PSS WORLD MEDICAL, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended		Six Months Ended
	Sept. 26, 2008	Sept. 28, 2007	Sept. 26, 2008	Sept. 28, 2007
Cash Flows From Operating Activities:
Net income	$13.9	$14.5	$24.2	$23.2
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Benefit) provision for deferred income taxes	(1.1)	(2.5)	1.1	(2.3)
Depreciation	4.9	4.8	9.6	9.3
Noncash compensation expense	1.8	1.2	3.4	1.9
Amortization of intangible assets	1.6	1.4	2.9	2.8
Provision for doubtful accounts	0.8	0.8	2.6	1.8
Provision for deferred compensation	0.3	0.3	0.9	1.7
Amortization of debt issuance costs	0.5	0.4	0.8	0.7
Changes in operating assets and liabilities, net of effects from business combinations:
Accounts receivable, net	(14.0)	(10.2)	(5.4)	(8.2)
Inventories	(6.6)	(0.5)	(8.1)	(11.8)
Prepaid expenses and other current assets	2.7	4.8	2.8	5.6
Other assets	(2.9)	(1.9)	(4.0)	(8.9)
Accounts payable	21.0	5.3	13.1	13.9
Accrued expenses & other liabilities	15.7	(5.3)	8.4	2.7

Net cash provided by operating activities	38.6	13.1	52.3	32.4

Cash Flows From Investing Activities:
Capital Expenditures	(6.7)	(4.6)	(12.5)	(9.5)
Payments for business acquisitions, net of cash acquired	(0.1)	(0.3)	(2.7)	(15.1)
Proceeds from sale of available for sale securities	—	—	21.0	—
Payments for investment in available for sale securities	—	(1.5)	—	(24.1)
Proceeds from note receivable	—	2.7	—	2.7
Payments on nonsolicitation agreements	—	(0.1)	—	(0.1)
Payments for signing bonuses	(0.1)	—	(0.2)	—

Net cash (used in) provided by investing activities	(6.9)	(3.8)	5.6	(46.1)

Cash Flows From Financing Activities:
Proceeds from issuance of convertible debt	230.0	—	230.0	—
Proceeds from issuance of warrants	25.4	—	25.4	—
Proceeds from exercise of stock options	3.2	1.3	5.6	1.6
Excess tax benefits from share-based compensation arrangements	1.1	0.6	1.5	0.8
Payment for purchase of hedge on convertible note	(54.1)	—	(54.1)	—
Purchase of common stock	(35.6)	(49.4)	(35.6)	(49.4)
Net payments on the revolving line of credit	—	31.4	(20.0)	31.4
Payment for debt issue costs	(5.1)	—	(5.1)	—
Payments under capital lease obligations	(0.4)	(0.2)	(0.7)	(0.4)

Net cash provided by (used in) financing activities	164.5	(16.3)	147.0	(16.0)

Net increase (decrease) in cash and cash equivalents	196.2	(7.0)	204.9	(29.7)
Cash and cash equivalents, beginning of period	29.8	24.0	21.1	46.7

Cash and cash equivalents, end of period	$226.0	$17.0	$226.0	$17.0

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